Exhibit 10.47 EXECUTIVE LONG-TERM DISABILITY BENEFITS SUMMARY Executive Long-Term Disability Insurance – Globe Life Inc. (the “Company”) provides access to long-term disability insurance for Company Senior Vice Presidents and above through The Guardian Life Insurance Company of America (“Guardian”). Executive officers are responsible for paying their own premiums. Coverage is 60% of the executive officer’s earnings up to a $15,000 maximum monthly benefit. Executive Individual Disability Insurance – In addition, the Company provides individual disability insurance to Company Senior Vice Presidents and above. The Company pays the policy premiums. Coverage is 60% of the executive officer’s earnings up to a $20,000 maximum monthly benefit.